                                  Exhibit 10.25

OMITTED INFORMATION HAS BEEN INDICATED HEREIN AND FILED SEPARATELY WITH THE COMMISSION AS IT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST.






                                    BUSINESS
                                  CONFIDENTIAL
                        RETAIL PRODUCT LICENSE AGREEMENT
                                     BETWEEN
                           THE TOPPS COMPANY, INC. AND
                              NBA PROPERTIES, INC.

                                  July 25, 1995

                                                                     FORM:  NBAP
                                                          Trading Cards/Stickers


                        RETAIL PRODUCT LICENSE AGREEMENT

LICENSEE:           THE TOPPS COMPANY, INC.
ADDRESS:            One Whitehall Street
                    New York, New York  10004



THIS RETAIL PRODUCT LICENSE AGREEMENT is entered into by NBA Properties, Inc. ("NBAP"), with its principal office at 645 Fifth Avenue, New York, New York 10022, and the licensee listed above ("LICENSEE") with regard to the commercial use of certain names, logos, symbols, emblems, designs and uniforms and all identifications, labels, insignia or indicia thereof (the "Marks") of the National Basketball Association (the "NBA") and its Member Teams (collectively, the "NBA Marks") in combination with the names, nicknames, photographs, portraits, likenesses, signatures or other identifiable features of "Current" (as defined in Paragraph 1 of the attached NBAP Standard Terms and Conditions) NBA players ("Player Attributes"). Subject to the attached NBAP standard terms and conditions, NBAP hereby grants to LICENSEE, and LICENSEE hereby accepts, the non-exclusive (except as otherwise expressly provided in this Agreement) right and license to use (i) the Marks of the Member Teams, the silhouetted dribbler logo (the "NBA Logo"), the Marks of the NBA, NBA All-Star Weekend and NBA Playoffs and Finals (collectively, the "Licensed Marks") in combination with the names, photographs, likenesses, NBA statistics and biographical information (and such additional Player Attributes as NBAP may specifically approve on a case-by-case basis from time-to-time) of Current NBA players (the "Licensed Attributes") in accordance with the terms of Paragraph A below solely in connection with the manufacture, distribution, advertisement, promotion and sale of the products described in Paragraph A below including one or more of the Licensed Marks ("Licensed Products"). No license or right is granted for the use of the Licensed Marks for any purpose other than on the Licensed Products and in the distribution, advertisement, promotion and sale of the Licensed Products in accordance with this Agreement.

A.       LICENSED PRODUCTS:

(1) (i) For the 1st "Contract Year" (as defined in Paragraph 1 of the attached NBAP Standard Terms and Conditions): [INFORMATION SUBJECT TO REQUEST FOR CONFIDENTIAL TREATMENT] of "standard size" as defined in Paragraph 1 of the attached NBAP Standard Terms and Conditions) printed trading cards, without interactive, digital or computer display features, in such quantities as LICENSEE may reasonably determine (subject to NBAP's approval not to be unreasonably withheld), and to be marketed under the following trade/brand names, and/or such other trade or brand names as NBAP may approve: (x) "Topps"; (y) "Stadium Club" [INFORMATION SUBJECT TO REQUEST FOR CONFIDENTIAL TREATMENT]. For purposes of this Paragraph, it shall be prima facie unreasonable for NBAP to not approve LICENSEE's production of such quantities of products [INFORMATION SUBJECT TO REQUEST FOR CONFIDENTIAL TREATMENT] as are reasonably required for LICENSEE to achieve the sales volume necessary for it to meet its Minimum Payment guarantees as set forth in Paragraph E below.

         For each Contract Year, at least one line shall be a non-premium brand consisting of a basic card pack of at least six (6) cards. The Licensed Products shall only be packaged and sold in the following configurations: wax/foil packs; poly-wrapped; stringer packs; blister packs; and complete boxed sets, or such other configurations as NBAP may approve.

         [INFORMATION SUBJECT TO REQUEST FOR CONFIDENTIAL TREATMENT]

(5) The following merchandise to be sold through direct response ("Direct Response Items") only, unless otherwise indicated:

         [INFORMATION SUBJECT TO REQUEST FOR CONFIDENTIAL TREATMENT]

         a 50-card membership set. [INFORMATION SUBJECT TO REQUEST FOR CONFIDENTIAL TREATMENT] Finest Bronze Cards - 2 3/4" X 3 3/4". 1/16" thick; Finest card affixed with clear epoxy on bronze, silk-screened back. [INFORMATION SUBJECT TO REQUEST FOR CONFIDENTIAL TREATMENT]

B.       TERM:  August 1, 1995 to July 31, 1998 (the "Term").

C. TERRITORY: Licensed Products may only be distributed in the United States, the District of Columbia, U.S. territories and possessions,

         U.S. military bases worldwide (collectively, the "U.S."), and Canada, except that trading cards may also be distributed in Australia and New Zealand (collectively, the "Territory").

D. ROYALTY RATES: LICENSEE shall pay monthly to NBAP a royalty equal to the percentage of "Net Sales" (as defined in Paragraph 1 of the attached NBAP Standard Terms and Conditions) with respect to sales made in each of the regions set forth above as follows:

                           1st Contract Year 2nd Contract Year 3rd Contract Year
                           ----------------- ----------------- -----------------
         U.S./CANADA
         Topps Basic Cards     [INFORMATION SUBJECT TO REQUEST FOR CONFIDENTIAL
                               TREATMENT]

         All other Card Brands [INFORMATION SUBJECT TO REQUEST FOR CONFIDENTIAL
                               TREATMENT]

         Stickers              [INFORMATION SUBJECT TO REQUEST FOR CONFIDENTIAL
                               TREATMENT]

         Direct Response       [INFORMATION SUBJECT TO REQUEST FOR CONFIDENTIAL
                               TREATMENT]

         AUSTRALIA/NZ
         Trading Cards         [INFORMATION SUBJECT TO REQUEST FOR CONFIDENTIAL
                               TREATMEMNT]

E. MINIMUM GUARANTEES: LICENSEE guarantees that its aggregate annual royalty payments to NBAP for each Contract Year for all Licensed Product shall not be less than the amount set forth opposite the below-indicated regions:

         [INFORMATION SUBJECT TO REQUEST FOR CONFIDENTIAL TREATMENT]

F. ADVERTISING AND PROMOTION ("A&P"): In addition to all other amounts payable to NBAP under this Agreement, LICENSEE shall contribute monthly into NBAP's consumer products advertising and promotion fund, together with its monthly payments of royalties under Paragraph 3 of the attached NBAP standard terms and conditions, [INFORMATION SUBJECT TO REQUEST FOR CONFIDENTIAL TREATMENT]. Such amount shall be spent by NBAP in its sole discretion on NBAP advertising and promotion activities in the U.S. and Canada for NBAP licensed products sold at retail. NBAP shall give LICENSEE a written reports within sixty (60) days after each Contract Year setting forth how funds collected from LICENSEE and other NBAP licensees under this Paragraph F were spent by NBAP. In addition to the foregoing advertising and promotion obligations, each Contract Year LICENSEE shall pay [INFORMATION CONFIDENTIAL] into an NBAP controlled A&P fund to be used by NBAP for promotional activities in

         Australia and New Zealand. LICENSEE shall exhibit, at its sole cost and expense, a fair and representative selection of Licensed Products at every trade show LICENSEE attends and where the exhibition of sports trading cards would be appropriate.

G.       SELLING  PRACTICES:   LICENSEE   acknowledges   NBAP's  legitimate  and
         reasonable  interest  in  protecting  the  value of the NBA  Marks  and maximizing the effectiveness of its advertising, promotion and distribution efforts by segmenting the classes of trade into which its licensees sell NBAP-licensed products. Therefore, LICENSEE acknowledges that a failure to comply with the selling practices set forth in this Agreement shall cause significant harm to NBAP's efforts to effectively and efficiently distribute NBAP-licensed products.

H. MEDIA SUPPORT: Each Contract Year, LICENSEE shall expend on NBA media and events in the U.S. and Canada during the Term are set forth on Schedule A an amount equal to [INFORMATION SUBJECT TO REQUEST FOR CONFIDENTIAL TREATMENT], which shall not be less than [INFORMATION SUBJECT TO REQUEST FOR CONFIDENTIAL TREATMENT] for each Contract Year.

AGREED TO AND ACCEPTED, subject         AGREED TO AND ACCEPTED:
to and incorporating the                NBA PROPERTIES, INC.
attached NBAP Standard Terms            By: /s/ Harvey Benjamin
and Conditions which the                    -------------------
undersigned has read:                       Harvey Benjamin
                                            Sr. Vice President,
                                              Business Affairs
THE TOPPS COMPANY, INC.
By: /s/ Scott Silverstein
    ---------------------
Title: Vice President                   Dated: 7/25/95
       ------------------               --------------

                       NBAP STANDARD TERMS AND CONDITIONS
                       ----------------------------------



1.       ADDITIONAL DEFINITIONS
         For the purposes of this Agreement:
         (a)      "Contract  Year"  shall  mean a twelve  (12)  month
                  accounting period commencing August 1 and concluding July 31.
         (b) "Counterfeit Goods" shall mean and include: (i) goods that bear any NBA Mark that has been reproduced and/or affixed without authorization from NBAP; (ii) goods that bear any NBA Mark produced by any source in excess of an amount ordered by an NBAP licensee; and (iii) goods that bear any NBA Mark that have been rejected by NBAP or an NBAP licensee and nevertheless enter the stream of commerce.
         (c) "Current" (as used with respect to players) shall mean (i) a player on an NBA team roster as of the time of LICENSEE's submission of its player list for NBAP approval, or use, (ii) in the event of a LICENSEE's submission during the "off-season," players that were on an NBA team roster at the end of the preceding regular season and have not announced their retirement or an intention to play basketball in a professional league other than the NBA, and (iii) such other players as NBAP may approve for use on a case-by-case basis.
         (d) "Diverted Goods" shall mean and include any goods produced by someone acting on behalf of an NBAP licensee, which goods are not delivered by the producer to such licensee or to a person designated by such licensee to receive such goods.
         (e) (i) "NBA Photo" means any photograph (which shall specifically include transparencies, negatives and any other photographic property created) of a current NBA player taken by any party during an NBA game, competition, event or NBA-coordinated activity (e.g., Pre-Draft Camps, Rookie Orientation, player appearances, etc.), or in which such a player is pictured in his NBA team or League issued uniform or practice wear or NBA-identified merchandise. (ii) "Commissioned Photo" shall mean any NBA Photo taken by a photographer engaged by LICENSEE on or after October 1, 1993 and in accordance with Paragraph 2 below.

         (f) (i) "Net Sales" shall mean [INFORMATION SUBJECT TO REQUEST FOR CONFIDENTIAL TREATMENT]
         (g) "Parallel Goods" shall mean and include Licensed Products transferred outside of the Territory or brought into the Territory in violation of this Agreement.
         (h) "Premium" shall mean anything given free or sold at substantially less than its usual selling price (but does not include sales made pursuant to periodic price reductions resulting from "specials," "sales," or volume pricing discounts) for the purpose of increasing the sale of, or publicizing, any product or service, or other giveaway or promotional purpose. Other giveaway or promotional purposes include, but are not limited to, self-liquidating offers, uses of Licensed Products as sales force or trade incentives and sales of Licensed Products through distribution schemes involving earned discounts or "bonus" points based on the consumer's use of the offeror's product or service.
         (i)      "Release" means the shipment of a series.
         (j) "Set" means all the cards issued in all series of a particular product line.
         (k)      "Standard Size" means a card size of 2.5" x 3.5".

2.       ARENA ACCESS; EXPENSES
         (a)      [INFORMATION SUBJECT TO REQUEST FOR CONFIDENTIAL TREATMENT]
         (b) Expenses & Responsibilities: All expenses related to assignments performed by LICENSEE's photographers hereunder shall be paid by LICENSEE. Such expenses include, but are not limited to: the purchase, installation and shipping of strobes; all travel expenses; purchase and shipment of film; building and union fees if applicable; and any and all other expenses deemed necessary by LICENSEE or NBAP to perform photographic assignments hereunder. All film exposed by photographers in connection with assignments performed hereunder shall be shipped, via overnight delivery, unprocessed to the offices of NBA PHOTOS (450 Harmon Meadow Boulevard, Secaucus, New Jersey 07094) on the next business day following the day of the assignment. All shipping costs shall be paid by LICENSEE or its photographers, and NBA PHOTOS shall pay processing expenses. If permission is granted to LICENSEE or its photographers to process exposed film,

                  LICENSEE or the photographers shall pay the cost of processing. On occasion, NBAP may desire to send originals from a specific game or games to an NBAP client or NBA team prior to sending them to LICENSEE. [INFORMATION SUBJECT TO REQUEST FOR CONFIDENTIAL TREATMENT] In the event LICENSEE does not respond within two (2) business days, NBA PHOTOS may submit the materials to its client or team provided that such a submission by NBA PHOTOS does not knowingly interfere with LICENSEE's ability to meet its production deadlines and does not violate the provisions of Paragraph 3(b) below. NBAP shall catalog, label and duplicate all of the Commissioned Photos selected by NBAP for inclusion in the NBA PHOTOS' archives and shall send to LICENSEE within five (5) business days after receipt of the exposed film all originals of Commissioned Photos along with a set of duplicates. NBAP shall pay all costs associated with duplication. LICENSEE shall review all original materials and return to NBA PHOTOS, within ten (10) business days from its receipt thereof, any originals not selected by LICENSEE for use on Licensed Product. Commissioned Photos selected for use on Licensed Product shall be returned by LICENSEE to NBA PHOTOS upon request. LICENSEE shall make every reasonable effort to provide NBA PHOTOS with timely access to any materials being held by LICENSEE.

3.       RIGHTS IN COMMISSIONED PHOTOS
         All Commissioned Photos shall become and remain the property of NBAP as provided under Paragraph 10(d) below.

         (a) NBAP's rights in Commissioned Photos shall include, but not be limited to: (i) the unrestricted and exclusive reproduction rights throughout the world, without name credit, for advertising, trade, or art purposes or any other lawful purpose; (ii) the exclusive right throughout the world to protect the Commissioned Photos by copyrights, in NBAP's name and for its benefit, including the right to secure extensions and renewals of such copyrights, in NBAP's name and for NBAP's benefit; (iii) the right to alter, retouch or crop the Commissioned Photos in any way; (iv) the right to license, distribute, assign or transfer any right, title, interest or copyright in the materials or otherwise dispose of the Commissioned Photos or any portion thereof for any purpose and in any manner except as otherwise noted in Paragraph 3(b) below; and (v) all subsidiary rights.
         (b) NBAP shall have exclusive rights and privileges in, to, and in connection with the Commissioned Photos during the full terms of any copyrights relating to the materials and all renewals and extensions thereof to: (i) create from the Commissioned Photos any form or medium now known or hereafter to become known, including but not limited to, all formats of electronic, magnetic, digital, laser or optical based media (a "Converted Work"); (ii) reproduce any Converted Works; (iii) prepare and reproduce any audible segments based on the Commissioned Photos ("Audio Segment"); (iv) prepare and reproduce any video or motion picture segments based on the Commissioned Photos ("Visual Segment"); (v) prepare and reproduce any composition which includes any combination of the Commissioned Photos, a Converted Work, an Audio Segment or a Visual Segment ("Products"); (vi) prepare and reproduce any derivative works based on the materials ("Derivative Products"); (vii) prepare and reproduce any compilations which include the Commissioned Photos, Converted Works, products or Derivative Products, ("Product Compilations"); (viii) distribute copies in any form of the materials, Converted Works, Products, Derivative Products or Product Compilations by sale, lease, license or lending; (ix) transmit, download or otherwise transfer or distribute, the Commissioned Photos, Converted Works, Products, Derivative Products or Product Compilations; (x) perform the Converted Works, Products, Derivative Products or Product Compilations; and (xi) display the Commissioned Photos, the Converted Works, Products, Derivative Products or Product Compilations. [INFORMATION SUBJECT TO REQUEST FOR CONFIDENTIAL TREATMENT]

4.       SHARED PHOTO LICENSING REVENUES
         [INFORMATION SUBJECT TO REQUEST FOR CONFIDENTIAL TREATMENT]

5.       TEAM REPRESENTATION
         Unless otherwise approved in writing by NBAP, one NBA Set within LICENSEE's basic line must include individual cards of a minimum of six
         (6) players from each Member Team and utilize the respective team's full logo on a mutually agreeable location on the card. (Other product lines can have fewer than 6 players from each team but such minimum player requirement shall be subject to NBAP's approval.) All designs of the Licensed Products using the Licensed Marks, including any packages, containers or tags, shall be subject to NBAP's prior written approval and shall be used solely in furtherance of this Agreement, and such designs will not be used in any other respect by LICENSEE nor will LICENSEE authorize any third party to use such designs. Notwithstanding the foregoing, NBAP acknowledges that LICENSEE may hold other licenses pursuant to which LICENSEE manufacturers, distributes or sells products similar in design to the Licensed Products and nothing in this Agreement is intended to prohibit LICENSEE's manufacture, distribution or sale of such products not bearing or relating to the Licensed Marks.

6.       STATEMENTS AND PAYMENTS; REPORTING
         (a) Statement and Payments: By the fifteenth (15th) day following the end of each month, LICENSEE shall wire transfer to NBAP the "Monthly Minimum Payment" (as defined below), and within fifteen (15) days (i.e., by the 30th day following the end of each month) of each such payment, shall furnish (on forms provided by or approved by NBAP) full and accurate statements (on a country-by-country and unit basis, if more than one country is contained within the definition of the Territory), certified by an officer of LICENSEE, showing all information relating to the calculation of Net Sales for the preceding month. Simultaneously with the submission of such statement, LICENSEE shall wire transfer to NBAP the overage, if any, with respect to the Monthly Minimum Payment made and the actual earned royalty and A&P contribution required under Paragraphs F and H for the preceding month. The minimum amount of each monthly royalty payment with respect to each region shall be the amount which, when added to payments of royalties previously made for the Contract Year with respect to such region, shall be equal to one-twelfth (8.34%) of the Minimum Guarantee for such region for such Contract Year required under Paragraph E above, multiplied by the number of calendar months then elapsed. The minimum amount of each monthly advertising and promotion payment shall be the amount which, when added to the advertising and promotion payments previously made for the Contract Year, shall be equal to one-twelfth (8.34%) of the A&P contribution for such Contract Year required under Paragraphs F and H above, multiplied by the number of calendar months then elapsed (the minimum payments under this sentence and the preceding sentence collectively referred to as the "Monthly Minimum Payment"). Aggregate royalties and any advertising and promotion payments paid each Contract Year may exceed the Minimum Guarantee and the A&P contribution for such Contract Year. Such monthly statements shall be furnished and the required payments made by LICENSEE whether or not there are any Net Sales for that month. LICENSEE shall not deduct or withhold any amounts by reason of any tax (including any taxes imposed on NBAP); any applicable tax on the distribution and sale of the Licensed Products shall be borne, and paid directly, by LICENSEE. In order to avoid the imposition of foreign withholding taxes on NBAP, all payments shall be in U.S. dollars, from a U.S. source approved by NBAP. All computations and payments shall be in U.S. dollars, at the spot rate for the local currency as published in the Wall Street Journal for the last business day of the preceding month. If LICENSEE shall fail to timely pay any amount due under this Paragraph, LICENSEE shall pay interest on such amount at a rate equal to the lesser of (i) three percent (3%) per annum over the highest prime rate (announced by Chemical Bank, New York branch) prevailing during the period between the date the payment first became due and the date such payment is actually paid or (ii) the highest rate permitted by law during the period between the date the payment first became due and the date such payment is actually paid. The receipt or acceptance by NBAP of any of the statements furnished or royalties paid by LICENSEE (including the cashing of any royalty checks) shall not preclude NBAP from questioning their accuracy at any time, auditing LICENSEE's books and records pursuant to Paragraph 15 or claiming any shortfall in royalty payments, or advertising and promotion payments. In order to assist with NBAP's annual budget process, by April 15 of each Contract Year, LICENSEE shall deliver a statement detailing LICENSEE's projections for sales of each Licensed Product for the following Contract

                  Year, broken down on a quarterly basis. If LICENSEE fails to comply with the reporting requirements contained in this Paragraph, NBAP may charge LICENSEE, as liquidated damages, two thousand U.S. dollars (USD 2,000) for each instance of non-compliance with this Paragraph.
         (b) No Cross Collateralization: (i) Except as provided in sub-paragraph (b)(ii) below, (y) any royalty payment for a unit of Licensed Product sold shall only be applied against the Minimum Guarantee for such Licensed Product for the Contract Year in which the unit of such Licensed Product was sold (i.e., any shortfall in, or payment in excess of, the Minimum Guarantee for a Contract Year may not be offset or credited against the Minimum Guarantees for any other Contract Year, against any other Licensed Product or against any other NBA license held by LICENSEE). If Minimum Guarantees are stated separately for different lines of Licensed Products, royalty payments resulting from Net Sales in one line of Licensed Product shall be applied only against the Minimum Guarantee for such line of Licensed Product. (z) In the event of any shortfall with respect to the Minimum Guarantee for any line of Licensed Product for any Contract Year, NBAP shall waive its rights with respect to payment of the balance of such product line minimum provided LICENSEE's: (yy) aggregate royalty payment for such Contract Year exceeds the aggregate Minimum Guarantee for such Contract Year, and (zz) royalty payments with respect to the product line for which there has been a shortfall equals or exceeds seventy-five percent (75%) of the stated Minimum Guarantee for such product line. [INFORMATION SUBJECT TO REQUEST FOR CONFIDENTIAL TREATMENT]

7.       NON-RESTRICTIVE GRANT; RIGHTS RESERVED
         Nothing in this Agreement shall prevent NBAP from granting any other licenses and rights. All rights not specifically granted in this Agreement are expressly reserved by NBAP. No right of renewal or option to extend is granted or implied and LICENSEE shall have no right to continue manufacturing or selling Licensed Products or to continue holding itself out as a licensee of NBAP after the expiration or termination of this Agreement except as provided in Paragraph 17.

8.       PREMIUMS
         Licensed Products shall not be used as a Premium without the prior written approval of NBAP in each instance and unless specifically authorized pursuant to a separate agreement with NBAP. Nothing in this Agreement shall prohibit LICENSEE from marketing Licensed Products using creative techniques consistent with industry practice, including, but not limited to, periodic "specials," "sales," or volume discount prices, so long as all receipts are accounted for in Net Sales and in accordance with this Agreement.

9.       GOODWILL
         LICENSEE recognizes that (i) a portion of the value of the NBA Marks is attributable to goodwill, (ii) the goodwill attached to the NBA Marks belongs exclusively to NBAP, the NBA and its Member Teams and (iii) that such NBA Marks have secondary meanings in the minds of the public. LICENSEE shall not, during the Term or thereafter, challenge (y) the property rights of the Member Teams, whether severally owned or held in association as the NBA, or NBAP's property rights, in and to NBA Marks, or (z) the validity, legality or enforceability of this Agreement.

10.      PROTECTION OF RIGHTS
         (a) Unauthorized Activities: LICENSEE shall promptly notify NBAP in writing of any infringements of the Licensed Marks or the Licensed Products or the sale of any Licensed Products outside the Territory (e.g., unauthorized importation/exportation of goods) which may come to LICENSEE's attention. NBAP shall have the sole right to determine whether or not any action shall be taken on account of any such infringement or unauthorized importation/exportation. LICENSEE agrees not to contact any third party, not to make any demands for claims and not to institute any suit or action on account of such infringement of the NBA Marks or unauthorized importation/exportation of Licensed Product without obtaining the express prior written permission of NBAP in each instance.
         (b) Assistance in Protecting Marks: LICENSEE shall cooperate to the fullest extent necessary to assist NBAP in the protection of the rights of NBAP, the NBA and the Member Teams in and to the Licensed Marks. NBAP shall reimburse LICENSEE for any reasonable out-of-pocket costs actually incurred by LICENSEE in providing such cooperation and assistance. LICENSEE shall cooperate with NBAP in its enforcement efforts, including being named by NBAP as a complainant in any action against an infringer. LICENSEE shall pay to NBAP, and waives all claims to, all damages or other monetary relief recovered with respect to the NBA Marks in any such NBAP-initiated action by reason of a judgment or settlement (other than for reasonable attorneys' fees and expenses incurred at NBAP's request).
         (c) Ownership of Marks: LICENSEE acknowledges that NBAP and/or the Member Teams are the exclusive owners of the Licensed Marks. Any intellectual property rights in the Licensed Marks that may accrue to LICENSEE shall inure to the benefit of NBAP and shall be assigned to NBAP upon its request. Any copyright, trademark or service mark used or procured by LICENSEE with respect to or involving the Licensed Marks, derivations or adaptations of the Licensed Marks, or any word, symbol or design which is similar to the Licensed Marks so as to suggest association with or sponsorship by the NBA, one of its Member Teams or any of their affiliates, shall be procured for the benefit of and in NBAP's name, but at LICENSEE's expense, notwithstanding their creation by LICENSEE. LICENSEE shall take all necessary steps to secure an assignment to NBAP of the copyright from a creator of work that is not work-for-hire. Any copyright, trademark or service mark affecting or relating to the Licensed Marks already procured or applied for shall be assigned to NBAP. LICENSEE shall supply NBAP with any necessary supporting materials required to obtain copyright or trademark registrations of any copyrights or trademarks required to be assigned to NBAP under this Agreement. NBAP acknowledges that nothing in this Paragraph or Agreement shall be construed as granting or conveying to NBAP any rights with respect in or to LICENSEE's present trademarks or trade names, and trade names and brand names used across multiple sports and not incorporating any NBA Marks.
         (d) Ownership of Commissioned Photos: All Commissioned Photos shall become and remain the property of NBAP, and shall be considered works-for-hire for NBAP within the meaning of the United States Copyrights Law (the "Copyright Law") for all purposes and may, without delay or restriction, be registered in the name of NBA PHOTOS with the U.S. Copyright Office of the Library of Congress (the "Copyright Office") and such other national or multinational registries in which NBAP may elect to effect such filings. If, for any reason, the Commissioned Photos are held not to be "works-for-hire", LICENSEE hereby assigns to NBAP all rights LICENSEE has, throughout the world and in perpetuity, in the Commissioned Photos. Accordingly, in consideration of NBAP's obligations under this Agreement, all rights in the Commissioned Photos shall be owned exclusively by NBAP. LICENSEE shall not have or claim to have any right of any kind whatsoever in such materials other than as set forth herein, and LICENSEE agrees to execute any documents necessary to transfer all rights and title in the materials to NBAP. NBAP shall be considered to be the "Author" of any and all such works under applicable international laws and treaties and have the sole right and entitlement accorded "Authors" thereunder. LICENSEE hereby appoints NBAP as "Attorney-In-Fact" for the purpose of executing any documents reasonably necessary to implement the terms of this Agreement. LICENSEE shall secure copyright for NBAP (by such means as are reasonably appropriate, e.g., use of(C)notice or registration in the Copyright Office) of all Commissioned Photos. To the extent permitted by law, all
                  Commissioned Photos shall be commissioned by LICENSEE as "works-for-hire" for NBAP within the meaning of the Copyright Law, for all purposes, and may, without delay or restriction, be registered in the name of NBAP with the Copyright Office and such other national or multinational registries in which NBAP may elect to effect such filings. LICENSEE shall require all photographers performing assignments for LICENSEE in connection with this Agreement to sign a copy of an agreement in the form of Exhibit A (or in such other from as LICENSEE may elect to utilize subject to NBAP's prior approval as to its legal sufficiency and content), which grants and assigns to NBAP all copyright and ownership of any and all Commissioned Photos created by the photographers in connection with this Agreement. LICENSEE shall submit to NBAP fully executed agreements in the form of Exhibit A, or other NBAP approved form or documentation as provided above, for each photographer prior to performing assignments in connection with this Agreement. In the alternative, consistent with LICENSEE's past practice, LICENSEE can continue to have its photographers grant and assign to LICENSEE all copyright and ownership in Commissioned Photos and LICENSEE then in turn conveying same to NBAP as provided above.
         (e) Notices, Labeling and Records: In every instance in which any Licensed Mark is used free-standing in any Licensed Product or promotional materials design (i.e., not appearing as embodied in or on a uniform, equipment, etc.), LICENSEE shall include the notice "(TM)," "(R)," "(C)" or such other copyright,
                  trademark  or  service  mark  notices   (including  the  form,
                  location and content of such notices) as NBAP may reasonably designate from time-to-time. In addition, the following general notice (in the English language, and in the language of any foreign country where the Licensed Products will be sold subject to space limitations and the requirements of local law) must be included on the packaging of the Licensed
                  Product:
                      "The   NBA   and    individual    NBA   member   team
                      identifications   reproduced   on  this  product  are
                      trademarks  and  copyrighted  designs,  and/or  other
                      forms  of   intellectual   property,   that  are  the
                      exclusive  property of NBA  Properties,  Inc. and the
                      respective  NBA member teams and may not be used,  in
                      whole or in part,  without the written consent of NBA
                      Properties Inc."
                  LICENSEE shall: (i) cause each card to bear the NBA, Logo together with the NBAP (C) notice in such place, and in such prominence, as NBAP may reasonably designate from time-to-time, (ii) include on the product box and wrapper the "Official Licensed Product" logo and the NBAP (C) notice in such place, and in prominence, as NBAP may designate from time-to-time, (iii) faithfully comply with and adhere to NBAP's mandatory hologram "Official Licensed Product" identification system or such system(s) as NBAP may from time-to-time require including, but not limited to, identification devices on individual cards, shipment tracking, identification and anti-counterfeiting systems, stickers and labels that NBAP may establish from time-to-time, (iv) unless approved in writing by NBAP, not cross-license or otherwise use other licensed properties or other Marks with the Licensed Products or Licensed Marks, and (v) keep appropriate records, and advise NBAP, of the date when each of the Licensed Products is first placed on sale or sold in each country of the Territory and the date of first use in each country of each different Licensed Mark on the Licensed Products and any promotional or packaging materials. If NBAP requires the incorporation of an anti-counterfeiting device on individual cards that adds a direct manufacturing cost (other than a de minimus cost) to the Licensed Products, NBAP shall make a reasonable equitable adjustment to LICENSEE's obligations under this Agreement.
        (f) Recordation and Registered User Applications: With respect to those countries in which LICENSEE may distribute and which require applications to register LICENSEE as a permitted or registered user of the Licensed Marks, or which require the recordation of this Agreement, LICENSEE shall execute and deliver to NBAP such applications, agreements or other documents as may be necessary. In such event, this Agreement rather than such agreements will govern any disputes between LICENSEE and NBAP, and when this Agreement expires or is terminated, any such other agreement shall also be deemed expired or terminated.
         (g) LICENSEE Trade Names and Trademarks: LICENSEE shall permanently affix labeling on each Licensed Product or its packaging, indicating its name, trade name and address so that the public can identify the supplier of the Licensed Product. Prior to any distribution or sale of any Licensed Products, LICENSEE shall advise NBAP in writing of LICENSEE's trade names or trademarks used on Licensed Products and the proposed placement of such trade names and trademarks on the Licensed Products. LICENSEE shall only sell Licensed Products under mutually agreed upon trade names or trademarks and with approved copyrighted designs, shall not incorporate the Licensed Marks into LICENSEE's corporate or business name or trademark in any manner whatsoever and shall place its trade names and trademarks on Licensed Products only as approved by NBAP. NBAP hereby pre-approves the use of the trademarks and trade names of LICENSEE set forth in Paragraph A(1)(i) above and shall not unreasonably withhold approval as to additional trademarks or trade names proposed for use by LICENSEE during the Term. As requested by NBAP, LICENSEE shall supply NBAP, in advance of shipping any Licensed Products, with at least twelve (12) copies of each type of its stickers, product boxes, labels and other markings of origin for use in identifying and authenticating Licensed Products in the marketplace. LICENSEE shall not use, whether during or after the Term, any Marks: (i) in connection with the Licensed Marks without NBAP's authorization, (ii) confusingly-similar to the Licensed Marks, or (iii) intended to relate or refer to the Licensed Marks, the Member Teams or events involving Member Teams.

11.  INDEMNIFICATIONS
         (a) LICENSEE shall be solely responsible for, and shall defend, hold harmless and indemnify NBAP, NBA Entertainment, Inc. ("NBAE"), the NBA and its Member Teams and their respective affiliates, owners, directors, governors, officers, employees and agents (collectively "NBA Parties") against, any claims, demands, causes of action or damages, including attorneys' fees (collectively, "Claims"), arising out of: (i) any breach of this Agreement by LICENSEE, (ii) any defect (whether obvious or hidden and whether or not present in any sample approved by NBAP) in a Licensed Product or any packaging or other materials (including advertising materials), or arising from personal injury or any infringement of any rights of any other person or entity by the manufacture, sale, possession or use of Licensed Products or their failure to comply with applicable laws, regulations and standards or (iii) any claim (except as to those for which LICENSEE is entitled to indemnification by NBAP under sub-paragraph (b) below) that the use of any Commissioned Photo violates or infringes upon the copyright or other intellectual property rights of any third party, or (iv) any claim that the use of any design or other graphic component of any Licensed Product (other than the Licensed Marks) violates or infringes upon the trademark, copyright or other intellectual property rights (including trade dress) of a third party, provided LICENSEE is given prompt written notice of and shall have the option to undertake and conduct the defense of any such Claim. In any instance to which the foregoing indemnities pertain, NBAP shall cooperate fully with and assist LICENSEE in all respects in connection with any such defense. LICENSEE shall reimburse NBAP for all reasonable out-of-pocket costs actually incurred by NBAP in connection with such cooperation and assistance. In any instance to which such indemnities pertain, LICENSEE shall not enter into a settlement of such Claim or admit liability or fault with respect in or to the NBA Marks without NBAP's prior written approval. LICENSEE shall obtain and maintain product liability insurance providing protection for the NBA Parties against any Claims arising out of any alleged defects in the Licensed Products or any use of the Licensed Products, in the amount of one million dollars ($1,000,000) (including the amount of the deductible). Such insurance shall be carried by an insurer with a rating by A.M. Best & Co. of A-7 or other rating satisfactory to NBAP. Such insurance policy shall also provide that NBAP receive written notice within thirty (30) days prior to the effective date of the cancellation, non-renewal or any material change in coverage. In the event that LICENSEE fails to deliver to NBAP a certificate of such insurance evidencing satisfactory coverage prior to NBAP's execution of this Agreement, NBAP shall have the right to terminate this Agreement at any time. Such insurance obligations shall not limit LICENSEE'S indemnity obligations, except to the extent that LICENSEE's insurance company actually pays NBAP amounts which LICENSEE would otherwise be obligated to pay NBAP.
         (b) NBAP shall be solely responsible for, and shall all defend, hold harmless and indemnify LICENSEE, its directors, officers, employees and agents against any Claims arising out of: (i) a claim that the use of the Licensed Marks as authorized by this Agreement violates or infringes upon the trademark, copyright or other intellectual property rights (including trade dress) of a third party in or to the Licensed Marks, (ii) a claim that the use of the Licensed Attributes on Licensed Products, or in advertising or promotional materials, as specifically approved by NBAP violates or infringes upon the right of privacy or right of publicity of any NBA player, (iii) a claim arising out of LICENSEE's compliance with terms and conditions of this Agreement relating to the procurement of NBA Photos and Commissioned Photos for use on Licensed Product (and NBA-identified advertising and promotion materials), or (iv) any breach of this Agreement by NBAP, provided NBAP is given prompt written notice of and shall have the option to undertake and conduct the defense of any such Claim. In any instance to which the foregoing indemnities pertain, LICENSEE shall cooperate fully with and assist NBAP in all respects in connection with any such defense. NBAP shall reimburse LICENSEE for all reasonable out-of-pocket expenses actually incurred by LICENSEE in connection with such cooperation and assistance. In any instance to which such indemnities pertain, NBAP shall not enter into a settlement of such Claim or admit liability or fault without LICENSEE's prior written approval.

12.      QUALITY; APPROVALS; SAMPLES
         LICENSEE shall cause the Licensed Products to meet and conform to high standards of style, quality and appearance. In order to assure NBAP that it is meeting such standards and other provisions of this Agreement, LICENSEE shall comply with the following:
         [INFORMATION SUBJECT TO REQUEST FOR  CONFIDENTIAL  TREATMENT]
         (c) Use of NBA Photos and Footage: Any NBA Photo or NBA game action footage that LICENSEE uses in connection with the Licensed Products must be obtained from NBAE or NBA PHOTOS (as applicable), other than with respect to Commissioned Photos, and shall be subject to NBAE and NBA PHOTOS respective usage agreements, and prevailing search and edit charges for NBAP card licensees (and which charges shall be no greater than those charges any other NBAP card licensees) and any applicable use or holding fee. All NBA Photos must be returned to NBA PHOTOS in their original slide mount or sleeve with the photo identification number/bar code number intact or a service fee shall be assessed LICENSEE in accordance with the terms of NBA PHOTOS usage agreement.
         (d) Rejections and Non-Compliance: All submissions or samples not approved by NBAP shall promptly be destroyed by LICENSEE. LICENSEE shall advise NBAP regarding the time and place of such destruction (in sufficient time to arrange for an NBAP representative to witness such destruction, if NBAP so desires) and such destruction shall be attested to in a certificate signed by one of LICENSEE's officers and submitted to NBAP within fifteen (15) days of the date on which the sample was not approved. In the event of LICENSEE's unapproved or unauthorized manufacture, distribution, use or sale of any products or materials bearing the Licensed Marks, including promotional materials, or the failure of LICENSEE to comply with Paragraphs 10(e), 10(g), 12 or 14(c), NBAP shall have the right to: (i) immediately revoke LICENSEE's rights with respect to such Licensed Product licensed under this Agreement, and/or (ii) at that LICENSEE's expense, confiscate or order the destruction of such unapproved, unauthorized or non-complying products. In the event of LICENSEE's failure to comply with the material terms of the aforementioned Paragraphs, within thirty (30) days after LICENSEE's receipt of notice of such breach, LICENSEE shall pay all royalties, Minimum Guarantees and advertising and promotion amounts due NBAP with respect to the Licensed Product for which rights have been revoked. Such right(s) shall be without prejudice to any other rights NBAP may have under this Agreement or otherwise. If NBAP obtains a substitute licensee for the Licensed Products produced by LICENSEE and rights to which have been revoked hereunder, NBAP shall credit all revenues received from such substitute licensee with respect to such Licensed Product against LICENSEE's obligations for the Minimum Guarantees and the A&P Minimum.
         (e) Testing Requirements: LICENSEE shall follow reasonable and proper procedures for testing the Licensed Products for compliance with laws, regulations, standards and procedures. Licensed Products that do not comply with applicable laws, regulations, standards and procedures shall be deemed unapproved, even if previously approved by NBAP, and shall not be shipped unless and until LICENSEE can demonstrate to NBAP's satisfaction that such Licensed Products have been brought into full compliance.
         (f) Revocation of Approval: In the event that: (i) the quality, appearance or style of any Licensed Product previously approved by NBAP ceases to be acceptable to NBAP because of a change in the quality, appearance or style of the Licensed

                  Product, (ii) LICENSEE uses the Licensed Marks improperly or violates any material term of this Paragraph 12 or (iii) there is an event or occurrence relating to any player depicted in a Licensed Product which, in the good faith opinion of NBAP, defames or brings into disrepute, or reflects unfavorably upon NBAP, the NBA or any of its Member Teams, then, in any such event, NBAP shall have the right, in its sole discretion, to withdraw its approval of such Licensed Product. In the event of such withdrawal, NBAP shall provide immediate written notice to LICENSEE and LICENSEE shall cease the use of the Licensed Marks and Licensed Attributes in connection with the sale, distribution, advertisement or use of such Licensed Products and, if practicable, such Licensed Product shall immediately be withdrawn from the market and destroyed; provided, however, that in the event of a revocation of approval pursuant to this Paragraph, NBAP and LICENSEE shall negotiate in good faith to provide for a reasonable sell-off period for such Licensed Product and an equitable adjustment to the Minimum Guarantee for such Licensed Product. If there are other Licensed Products for which approval has not been withdrawn under this subparagraph, then this Agreement shall remain in full force and effect as to such other Licensed Products. LICENSEE shall notify NBAP in writing of any Licensed Products deleted from its product lines.

13.      PROMOTIONAL MATERIAL; LIST GENERATION
         LICENSEE shall not use the Licensed Marks or Licensed Attributes, or any reproduction of the Licensed Marks or Licensed Attributes in any advertising, promotion or display material or in any other manner whatsoever without prior written approval from NBAP. LICENSEE shall furnish to NBAP, free of charge, in a computer readable form or such other forma reasonably acceptable to NBAP, the names, addresses, telephone numbers and any other consumer information furnished to, and maintained by, LICENSEE resulting from participation in any NBA-themed sweepstakes, promotion or direct mail solicitation conducted by LICENSEE (and which information NBAP shall have the right to use for its marketing and research efforts as it deems appropriate; provided, however, that such information shall not be made available to

         LICENSEE's competitors). Under no circumstance will "lotteries," "games of chance" or any other type of promotion which NBAP believes reflects unfavorably upon the NBA or its Member Teams be approved. All copy and material depicting or using the Licensed Marks or Licensed Attributes (including display and promotional material, catalogs and press releases) shall be submitted for approval well in advance of production (but in no event less than ten (10) business days prior to the start of commercial production) to allow adequate time for NBAP, in its sole discretion, to approve, disapprove or comment upon such materials and for any required changes to be made. By way of example, no television or cinema advertising containing any Licensed Mark or Licensed Attribute may be used unless it has been approved in all stages (i.e., creative concept, script, storyboard, production "rough-cut" and final version). Unless otherwise approved by NBAP, any NBA Photo or NBA game action footage that LICENSEE uses in connection with the Licensed Products must be obtained from NBAE or NBA PHOTOS (as applicable) and shall be subject to NBAE and NBA PHOTOS respective search and edit charges and any applicable use or holding fee. Any promotional material submitted that is not approved or disapproved by NBAP within ten (10) days of its receipt by NBAP shall be deemed approved by NBAP.

14.      DISTRIBUTION; COMPLIANCE
         (a) LICENSEE shall use its best efforts to distribute and sell, within and throughout the Territory, the Licensed Products in such manner as may be required to meet competition by reputable manufacturers of similar articles. LICENSEE shall make and maintain adequate arrangements for the distribution and timely delivery of Licensed Products to retailers within and throughout the Territory. In the event NBAP advises LICENSEE that a special promotional effort is to take place in an individual store or chain, LICENSEE shall use reasonable efforts to sell the Licensed Products to said store or chain. In addition, LICENSEE shall give the Licensed Products wide distribution and shall not, in accordance with the selling practices set forth in this Agreement and consistent with LICENSEE's customary criteria and reasonable business judgment, refrain for any reason from selling Licensed
                  Products to any retail outlet within the Territory that may desire to purchase Licensed Products and whose credit rating and marketing image warrants such sale.

         (b) If LICENSEE desires to have a third party manufacture any Licensed Product, LICENSEE must first notify NBAP of the name and address of such third party and of the Licensed Product LICENSEE desires such third party to manufacture. Attached as Schedule B is a true and complete list of all third party manufacturers currently authorized by NBAP. NBAP shall have the right, in its sole discretion to withhold approval for such third party manufacture. If NBAP grants approval for such third party manufacture, it may grant such approval pursuant to an agreement (on a form supplied by NBAP) to be entered into prior to such manufacture among NBAP, LICENSEE and such manufacturer which will, among other things, require that the third party manufacturer be subject to all of the terms and conditions of this Agreement. If NBAP does not require the third party to enter into a separate agreement, LICENSEE must provide NBAP with a copy of its agreement with the third party, which agreement must provide that it is subject to this Agreement. If any of LICENSEE's authorized manufacturers uses the Licensed Marks for any unauthorized purpose, LICENSEE shall be responsible for, and shall cooperate fully and use its best efforts in stopping, such unauthorized use. Any change by LICENSEE from a third party manufacture previously approved by NBAP shall require approval in accordance with this Paragraph.
         (c) LICENSEE understands and acknowledges the meanings of "Counterfeit Goods," "Diverted Goods" and "Parallel Goods" as set forth in Paragraph 1 above and LICENSEE shall not authorize or knowingly permit the creation of any such goods by its employees, agents, representatives or any others operating under its direction, supervision or control and involving the NBA Marks. LICENSEE shall use commercially reasonable efforts to stamp or imprint on all its invoices a prominent legend that states that the Licensed Products are allowed to be sold only within the Territory. In the event NBAP has good cause to believe that any of LICENSEE's authorized distributors, agents and customers are not observing territorial limits, LICENSEE shall, at the request of NBAP, inquire as to whether such party or parties are observing territorial limits and shall report in writing to NBAP the results of such inquiries. LICENSEE shall notify NBAP of all orders from, or on behalf of, a customer who LICENSEE knows is located outside the Territory or has good cause to believe intends to resell the Licensed Products outside the Territory. If LICENSEE sells Licensed Product outside the Territory, or to a customer that it knows to be reselling the Licensed Product outside the Territory, LICENSEE shall pay all NBAP's costs and expenses, including attorney's fees, required to remove such goods from the marketplace. Such right of reimbursement shall be in addition to, and not in lieu of, such other rights and relief (including injunctive relief) as may be available to NBAP.
         (d) In the event any LICENSEE sells or distributes other major sports league licensed trading cards or stickers, LICENSEE will not discriminate in its sales and distribution practices among the products of the various leagues in a manner which adversely impacts the sale of the Licensed Products. LICENSEE may not package the Licensed Products in combination with other products, whether similar or different, without the prior written approval of NBAP. In the event that NBAP believes in good faith, based upon audit of LICENSEE's royalty statements and records and generally accepted accounting principles within the industry, that LICENSEE has employed selling or reporting methods designed to circumvent or reduce the royalty or other payment or reporting obligations contained in this Agreement, upon written notice LICENSEE shall, within ten (10) days, pay NBAP an amount equal to the difference between the amount paid to NBAP during the period such irregular reporting methods were used and the amount that should have been paid had the irregular reporting methods not been employed, plus interest at the highest prime rate (as announced by Chemical Bank, New York branch) announced during the period such irregular report methods were employed.
         (e) LICENSEE shall at all times conduct all aspects of its business in a fair and reasonable manner and in compliance with all shipment tracking, identification and anti-counterfeiting systems and labels that NBAP may reasonably establish from time-to-time and all applicable laws, governmental rules and regulations, court and administrative decrees and the highest standard of business ethics then prevailing in the industry.
         (f) It shall be LICENSEE's sole responsibility, at its sole expense, to obtain all approvals (including, but not limited to, approvals of advertising materials) of all governmental authorities which may be necessary in connection with LICENSEE's performance under this Agreement.

15.      RECORDS; AUDITS
         (a) LICENSEE shall keep accurate books of account and records covering all transactions relating to the license granted in this Agreement (including, but not limited to, sales of Licensed Products, purchases and uses of NBA hologram stickers and compliance with shipment tracking, identification and anti-counterfeiting systems and labels that NBAP may establish from time to time). NBAP and its authorized representatives shall have the right, at all reasonable hours of the day and upon reasonable prior notice, to examine and audit such books of account and records and all other documents and materials in LICENSEE's possession or under its control (including records of LICENSEE's parents, subsidiaries, affiliates and third parties, if they are involved in activities which relate to this Agreement) relating to this Agreement. NBAP shall have free and full access for such purposes and for the purpose of making extracts and copies. Should an audit by NBAP establish a deficiency between the amount found to be due NBAP and the amount LICENSEE actually paid or reported, the LICENSEE shall pay the amount of such deficiency, plus interest at the then current prime rate (as announced by Chemical Bank, New York branch) from the date such amount should have been paid until the date of payment. Should such audit establish a deficiency of more than five percent (5%), LICENSEE shall also pay for the cost of the audit. LICENSEE shall pay such amount within thirty (30) days. All such books of account and records shall be kept available for at least two (2) years after the expiration or termination of this Agreement, or three (3) years after the end of the Contract Year to which they relate, whichever is earlier. In order to facilitate inspection of its books and records, LICENSEE shall designate a symbol or number which will be used exclusively in connection with the Licensed Products on which royalty payments are payable and shall maintain for inspection as provided in this Agreement duplicates of all billings to customers with respect to Licensed Products. LICENSEE shall, within ten (10) business days of NBAP's request (which shall not be made more than four
                  (4) times per Contract Year), furnish NBAP with a list of LICENSEE's top twenty-five (25) retail accounts for Licensed Products (on a country by country basis) and their monthly purchases of Licensed Products (broken down by unit sales and in dollar volume by retailer). LICENSEE shall, promptly upon execution thereof, supply NBAP with true and complete copies of any agreement it enters into with any Member Team or any NBA player. In addition, LICENSEE shall, on a quarterly basis during the Term, provide NBAP with financial information furnished to the United States Securities and Exchange Commission (the "SEC"). However, if LICENSEE is no longer required to furnish such information to the SEC, LICENSEE shall, on a quarterly basis during the Term, provide NBAP with copies of all financial statements and other financial information, relevant to its NBA business, prepared by
                  LICENSEE for distribution to its banks or other financial lending institutions to whom it reports regularly. At NBAP's request, LICENSEE shall reasonably cooperate with NBAP in developing an electronic data interchange, or developing such other system, that will facilitate NBAP's review of LICENSEE's graphic designs for Licensed Products.
         (b)      [INFORMATION SUBJECT TO REQUEST FOR CONFIDENTIAL TREATMENT]

16.      EARLY TERMINATION
         Without prejudice to any other rights NBAP may have pursuant to this Agreement or otherwise, NBAP shall have the right to terminate this Agreement at any time if: (a) Within nine (9) months from the date that this Agreement is executed on behalf of NBAP,
                  LICENSEE shall not have begun the bona-fide production of each card line set forth in Paragraph A(1) above within and throughout the Territory in accordance with this Agreement.
         (b) After two (2) delinquent payments during the Term, LICENSEE shall fail to timely remit a royalty payment when due and shall fail to cure such non-payment within thirty (30) days (ten (10) days for other non-payment defaults under Paragraphs F or H) after its receipt of written notice from NBAP and provided the cumulative number of days late (excluding cure period) is more than twenty-one (21) days. LICENSEE shall have no right to cure more than three (3) payment defaults.
         (c) LICENSEE or any guarantor under this Agreement shall be unable to pay its liabilities when due, or shall make any assignment for the benefit of creditors, or under any applicable law admits in writing its inability to meet its obligations when due or commit any other act of bankruptcy, institute voluntary proceedings in bankruptcy or insolvency or permit institution of such proceedings against it.
         (d) LICENSEE shall fail to perform or shall be in breach of any material term or condition of this Agreement; provided, however, that if such breach can be cured, termination shall take effect thirty (30) days after written notice of such breach is sent by NBAP if such breach has not been cured during such thirty (30) day period.
         (e) LICENSEE (i) delivers Licensed Products outside the territory covered by any retail product license agreement in effect during the Term between NBAP and LICENSEE; (ii) sells Licensed Products to a third party who LICENSEE knows, or has reason to know, intends to deliver the Licensed Products outside the Territory; or (iii) LICENSEE is in breach of Paragraph 14(c).
         (f) LICENSEE sells to any third party that LICENSEE knows, or has reason to know, is altering or modifying the actual Licensed Products (as opposed to merely repackaging) prior to sale to the ultimate consumer.

         [INFORMATION SUBJECT TO REQUEST FOR CONFIDENTIAL TREATMENT]

17.      DISPOSAL OF STOCK
         Within [INFORMATION SUBJECT TO REQUEST FOR CONFIDENTIAL TREATMENT] following the initial ship date of each series of Licensed Product, except as otherwise approved by NBAP in writing, LICENSEE shall destroy printing plates and any Licensed Product on hand. LICENSEE shall be entitled to retain for its purposes up to one hundred (100) cases of Licensed Product each Contract Year. Any Licensed Product returned after [INFORMATION SUBJECT TO REQUEST FOR CONFIDENTIAL TREATMENT] of its initial ship date shall be destroyed within ninety (90) days of receipt by LICENSEE. Upon request, LICENSEE shall provide NBAP with evidence of the destruction of such product or components. Upon expiration or termination, any Licensed Product on hand at the end of the sell-off period or subsequently returned to LICENSEE (or unfinished components of Licensed Products) shall be destroyed by LICENSEE at its cost, no later than thirty (30) days thereafter.

18.      EQUITABLE RELIEF
         LICENSEE acknowledges that NBAP is entering into this Agreement not only in consideration of the royalties to be paid, but also for the promotional value and intrinsic benefit resulting from the manufacture, advertisement, distribution, sale and promotion of the Licensed Products by LICENSEE in the Territory. LICENSEE acknowledges that the Licensed Marks and Player Attributes possess a special, unique and extraordinary character which makes difficult the assessment of the monetary damage which NBAP would sustain as a result of the unauthorized use thereof. LICENSEE further acknowledges that: (i) its failure to manufacture, advertise, distribute, sell and promote the Licensed Products in accordance with this Agreement, including LICENSEE's failure to satisfy its obligation to maintain and not to detract from the value of the Licensed Marks, and (ii) the unauthorized use of the Licensed Marks or Licensed Attributes, will, in either case, cause immediate and irreparable damage to NBAP for which NBAP would not have an adequate remedy at law. Therefore, LICENSEE agrees that, in the event of a breach of this Agreement by LICENSEE, in addition to such other legal and equitable rights and remedies as shall be available to NBAP, NBAP shall be entitled to injunctive and other equitable relief, without the necessity of proving damages or furnishing a bond or other security.

19.      NOTICES
         All notices and statements to be given and all payments to be made under this Agreement shall be given or made at the respective address of the parties as set forth above, unless notification of a change of address is given in writing. Any notice of breach or default must be in writing and sent by facsimile (with confirmation copy sent by regular mail) or express delivery properly addressed (with courtesy copy, attention: General Counsel, and also LICENSEE's controller in instances of payment default). Any written notice shall be deemed to have been given at the time it is confirmed received, if sent by facsimile, or next business day if sent by express delivery.

20.      NO JOINT VENTURE
         Nothing in this Agreement shall be construed to place the parties in the relationship of partners or joint venturers. Neither party shall have the power to obligate or bind the other to a third party in any manner whatsoever.

21.      ARBITRATION OF CERTAIN MATTERS
         Any dispute or disagreement between the parties relating solely to the amount of royalty payments owing under this Agreement shall be settled by arbitration in New York City under the rules then in effect of the American Arbitration Association. Judgment upon the award may be entered in any court having jurisdiction. No other dispute or disagreement between the parties (including any claim by NBAP that LICENSEE is using the Licensed Marks in a manner not authorized by this Agreement or is otherwise in breach of this Agreement) shall be settled by arbitration. All decisions by NBAP relating to disapproval of any Licensed Product or advertising promotion or display material shall be final and binding on LICENSEE and shall not be subject to review in any proceeding.

22.      USE OF PLAYERS
         (a) LICENSEE acknowledges that this Agreement does not grant to LICENSEE any licenses or rights with respect to the use of Player Attributes except on Licensed Product as expressly provided herein and in advertising and promotional materials specifically approved by NBAP. The license granted under this Agreement does not include, and shall not be used to imply, a testimonial or endorsement of any Licensed Products by any NBA player. LICENSEE shall not use Player Attributes in any manner that is a testimonial or endorsement without first obtaining written authorization from the subject player(s) ("Endorsement Rights"). LICENSEE shall not enter into any agreement with any NBA player which would require that player to wear any

                  LICENSEE-identified item in or at any NBA game, competition or event (either courtside or in any locker room).
         (b) LICENSEE may enter into an "exclusive" Endorsement Rights agreement with a current NBA player but acknowledges that, notwithstanding any such exclusivity, under the group license agreement between NBAP and the National Basketball Players
                  Association, such player has no right to "opt-out" with respect to the trading card category. Accordingly, LICENSEE further acknowledges that NBAP shall continue to license to other trading card manufacturers the right to use the Licensed Attributes of such player. Notwithstanding the foregoing, NBAP shall not permit any other trading card manufacturer to use the Licensed Attributes of any player for whom LICENSEE has secured Endorsement Rights in any manner that is a testimonial or endorsement of such other manufacturer's product (e.g., use with greater prominence than other players depicted in the materials submitted to NBAP for approval).
         (c) In the event any current NBA player retires or becomes inactive (e.g., has been waived and is not under contract to any NBA team), upon receipt of written notice from NBAP that such a player has retired or become inactive, LICENSEE shall cease and/or cause to cease the use of such player's Licensed Attributes in the manufacture, distribution, advertisement, promotion and sale of the Licensed Products within [INFORMATION SUBJECT TO REQUEST FOR CONFIDENTIAL TREATMENT] of receipt of NBA's notice.

23.      WARRANTIES
         NBAP represents and warrants that it has the right and authority to enter into and perform this Agreement and has the right to grant the rights to use the Licensed Marks and Licensed Attributes as provided under this Agreement. LICENSEE represents and warrants that it has the right and authority to enter into and perform this Agreement and has the right to grant all rights to Commissioned Photos as provided under this Agreement. LICENSEE further represents and warrants that (i) all advertising and promotional materials shall comply with all applicable laws, regulations and standards, and (ii) all advertising and promotional materials and all graphics used on Licensed Products will not violate the intellectual property rights of any third party. NBAP's approval of such materials will not imply a representation or belief that NBAP believes such materials are sufficient to meet applicable laws, regulations and standards, nor shall it imply that NBAP agrees with or supports any claims made by LICENSEE in any advertising materials relating the Licensed Products.

24.      SEVERABILITY
         In the event any provision of this Agreement is found to be void, invalid or unenforceable as a result of any judicial or administrative proceeding or decree, this Agreement shall be construed and enforced as if such provision were not contained in this Agreement.

25.      LOCKOUT
         [INFORMATION SUBJECT TO REQUEST FOR CONFIDENTIAL TREATMENT]

26.      MISCELLANEOUS
         (a) Work Stoppage: [INFORMATION SUBJECT TO REQUEST FOR CONFIDENTIAL TREATMENT]
         (b) Assignment: This Agreement and any rights granted under this Agreement are personal to LICENSEE and shall not be assigned, sublicensed, subcontracted or encumbered, directly or indirectly, by law or by contract, without NBAP's prior written consent, which consent may, in NBAP's sole discretion,
                  (i) be contingent upon a fee payable by LICENSEE or the transferee, the amount of which shall be determined by NBAP in its sole discretion, and/or (ii) impose other terms and conditions upon the assignment, or transfer. Any transfer of a controlling interest in LICENSEE or in any party which currently controls LICENSEE (directly or indirectly), which is accompanied, or followed within a year thereof, by a change in 2 of the 3 following senior management positions: chief executive officer president; or vice president of marketing, shall be deemed an assignment prohibited by the preceding sentence. Any nonconsensual assignment, sublicense, subcontract or encumbrance of this Agreement by LICENSEE shall be invalid and of no force or effect. Upon any such nonconsensual assignment, sublicense or encumbrance, this Agreement shall terminate and all rights granted under this Agreement shall immediately revert to NBAP.

         (c) Waiver: None of the provisions of this Agreement can be waived or modified except expressly by a writing signed by both parties. There are no representations, promises, agreements, warranties, covenants or undertakings by either party other than those contained in this Agreement. No failure on the part of NBAP to exercise any right under this Agreement shall operate as a waiver of such right; nor shall any single or partial exercise of any right preclude any other or further exercise or the exercise of any other rights.
         (d) Survival: No expiration or termination of this Agreement shall relieve LICENSEE of its obligation to pay NBAP any amounts due to NBAP at the time of termination (subject to any credit otherwise provided for above), regardless of whether these amounts are then or thereafter payable. The provisions of Paragraphs 3, 4, 10(d), 12 and 26(g) shall survive the expiration or termination of this Agreement.
         (e) Governing Law and Jurisdiction: This Agreement shall be construed in accordance with the laws of the State of New York, USA, without regard to its principles of conflicts of laws. Any claim arising under this Agreement (except as provided under Paragraph 21) shall be prosecuted in a federal or state court of competent jurisdiction located within the City of New York, USA and LICENSEE consents to the jurisdiction of such court and to the service of process by mail.
         (f) Loss or Damaged Materials: In the event of any dispute between NBAP and LICENSEE regarding loss or damaged Commissioned Photos, the parties agree that the value of each such photographs, transparency or negative shall not exceed one dollar ($1.00). If unprocessed film is lost by NBA PHOTOS, NBAP shall reimburse LICENSEE for its out-of-pocket costs in connection with the assignment (e.g., the photographer's fee and travel expenses, film and strobe expenses) where the lost film was shot.
         (g) Confidentiality: Neither party shall (nor shall they permit or cause their employees or agents to) divulge, disseminate or publicize information relating to this Agreement or the financial or other terms of this Agreement (including any information on the specifications or methods of reproduction of the Licensed Marks or obtained pursuant to Paragraph 13 above (except as for use as otherwise permitted thereunder) or Paragraph 15(a) above) to any third party (other than their respective attorneys or accountants or the NBA Board of Governors), except as may be required by law or to fulfill the terms of this Agreement.
         (h) Construction: This Agreement has been executed in a text using the English language, which text shall be controlling. This
                  Agreement, together with any exhibits or attachments, constitutes the entire agreement and understanding between the parties and cancels, terminates and supersedes any prior agreement or understanding relating to the subject matter of this Agreement between LICENSEE and the NBA, any Member Team, NBAP or NBAE. The headings in this Agreement are for reference purposes only and shall not affect the interpretation of this Agreement. This Agreement shall not be binding on NBAP until signed on its behalf by its President or Senior Vice President, Business Affairs.

                                      # # #

                                   SCHEDULE A
                     U.S. & CANADIAN NBA MEDIA NBA & EVENTS


          [INFORMATION SUBJECT TO REQUEST FOR CONFIDENTIAL TREATMENT]





















* The money to be expended with respect to Additional Programs, and dollars in excess of the annual minimum expenditures set forth in Paragraphs F and H above, may be spent on spokesmen fees paid to current NBA players, collateral material or other advertising or promotional activities directly related to LICENSEE's NBA card business. NBA product may also be represented in a multi-league retail promotion (i.e., MLB, NBA, NFL and/or
     NHL), subject to NBAP's prior approval in each instance, and the NBA pro rata expenditure credited against LICENSEE's Additional Program obligation. On a quarterly basis, LICENSEE shall furnish NBAP with a written statement that sets forth the amount expended (and describing the activity) on the foregoing activities for the preceding quarter.